Calculation of Filing Fee Tables
S-4
Parataxis Holdings Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value US$0.0001 per share	Other	25,455,000	$ 10.46	$ 266,259,300.00	0.0001531	$ 40,764.30
Fees to be Paid	2	Equity	Class A Common Stock, par value US$0.0001 per share	Other	14,748,723		$ 53,459,787.00	0.0001531	$ 8,184.69
Fees to be Paid	3	Equity	Class A Common Stock issuable on exercise of Warrants	Other	6,818,334	$ 11.50	$ 78,410,841.00	0.0001531	$ 12,004.70
Fees to be Paid	4	Equity	Warrants	Other	6,818,334		$ 0.00	0.0001531	$ 0.00
Fees to be Paid	5	Equity	Class C Common Stock, par value US$0.0001 per share	Other	7,000,000		$ 0.00	0.0001531	$ 0.00
Fees to be Paid	6	Equity	Class A Common Stock, par value US$0.0001 per share	Other	7,000,000		$ 0.00	0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 398,129,928.00		$ 60,953.69
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 60,953.69
Offering Note
[1]	(1.a) All securities being registered will be issued by Parataxis Holdings Inc., a Delaware corporation ("Pubco"), in connection with the business combination (the "Business Combination") described in proxy statement/prospectus forming a part of this registration statement (the "proxy statement/prospectus"). As a result of the Business Combination, Pubco will issue (i) up to 25,455,000 shares of Class A common stock, par value $0.0001 per share, of Pubco ("Pubco Class A Common Stock") to the shareholders of SilverBox Corp IV, a Cayman Islands exempted company ("SilverBox"), including up to (x) 20,000,000 shares of Pubco Class A Common Stock to SilverBox's public shareholders, and (y) 5,455,000 shares of Pubco Class A Common Stock to SilverBox Sponsor IV LLC (the "Sponsor"); and (ii) 6,818,334 warrants of Pubco to be issued to the warrantholders of SilverBox and 6,818,334 shares of Pubco Class A Common Stock issuable upon the exercise of such warrants including (x) 6,666,667 warrants to be issued to SilverBox's public warrantholders, and (y) 151,667 warrants to be issued to the Sponsor. (1.b) Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions. (1.c) Represents an aggregate of 25,455,000 shares of Pubco Class A Common Stock issuable in accordance with Note 1.a above. (1.d) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum aggregate offering price is equal to the product obtained by multiplying US$10.46, which represents the average of the high and low stock price of SilverBox on the NYSE on August 26, 2025 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission), by 25,455,000 shares of Pubco Class A Common Stock issuable to the shareholders of SilverBox in connection with the Business Combination, as described in Note 1.a above.

[2]	See Offering Notes: 1.a, 1.b (2.a) Represents (x) 7,030,000 shares of Pubco Class A Common Stock to be issued to holders of units of Parataxis Holdings LLC ("Parataxis"), (y) up to 7,500,000 shares of Pubco Class A Common Stock to be issued to holders of common units of Parataxis (the "Earnout Shares"), and (z) up to 218,723 shares of Pubco Class A Common Stock to be issued to holders of preferred units of Parataxis (the"Adjustment Shares"). (2.b) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(i) and Rule 457(f)(2) of the Securities Act. Parataxis is a private company with no market existing for its securities. Therefore, the proposed maximum aggregate offering price is equal to the aggregate book value of Parataxis securities expected to be exchanged in the Business Combination, representing the aggregate book value of (i) the common units of Parataxis to be exchanged for Pubco Class A Common Stock (including the Earnout Shares), (ii) the preferred units of Parataxis to be exchanged for Pubco Class A Common Stock (including the Adjustment Shares), and (iii) the common units of Parataxis to be exchanged for Pubco Class C Common Stock, as described in the proxy statement/prospectus.

[3]	See Offering Note 1.a, 1.b (3.a) Represents 6,818,334 warrants to be issued to the warrantholders of SilverBox and 6,818,334 shares of Pubco Class A Common Stock issuable upon the exercise of such warrants, as described in Note 1.a above. (3.b) Based on the exercise price of warrants to be issued to the shareholders of SilverBox ($11.50).

[4]	See Offering Notes 1.a, 1.b, 3.a (4.a) Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying shares of Pubco Class A Common Stock.

[5]	See Offering Notes 1.a, 1.b, 2.b (5.a) Represents 7,000,000 shares of Class C common stock, par value $0.0001 per share, of Pubco ("Pubco Class C Common Stock") to be issued to certain securityholders of Parataxis.

[6]	See Offering Notes 1.a, 1.b, 2.b (6.a) Represents 7,000,000 shares of Pubco Class A Common Stock issuable upon conversion of the Pubco Class C Common Stock. Pursuant to Rule 457(f)(2) and Rule 457(i), there is no fee associated with the registration of the shares of Pubco Class A Common Stock issuable upon conversion of the shares of Pubco Class C Common Stock being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Pubco Class C Common Stock. As noted above, the aggregate book value of the units of Parataxis is including the common units of Parataxis to be exchanged for Pubco Class C Common Stock; as such, the registration fee paid in respect thereof is inclusive of the registration fee payable in respect of the shares of Pubco Class A Common Stock issuable upon conversion of the Pubco Class C Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A